UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 12, 2006
WINDSTREAM CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-32422	20-0792300
(Commission File Number)	(IRS Employer Identification No.)
4001 Rodney Parham Road, Little Rock, Arkansas 72212
(Address of Principal Executive Offices, Including Zip Code)
(501) 748-7000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.
ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
ITEM 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Share Exchange Agreement

ITEM 1.01. Entry into a Material Definitive Agreement.
     On December 12, 2006, Windstream Corporation (“Windstream” or the “Company”) announced that it would split off its directory publishing business (the “Publishing Business”) in a tax-free transaction with entities affiliated with Welsh, Carson, Anderson & Stowe, a private equity investment firm (“WCAS”). The transaction will be effected pursuant to the terms of a Share Exchange Agreement (the “Share Exchange Agreement”) entered into among Windstream, Welsh, Carson, Anderson & Stowe VIII, L.P., a Delaware limited partnership, Welsh, Carson, Anderson & Stowe IX, L.P., a Delaware limited partnership, WCAS Capital Partners III, L.P., a Delaware limited partnership, Regatta Holding I, L.P., a Delaware limited partnership, Regatta Holding II, L.P., a Delaware limited partnership, and Regatta Holding III, L.P., a Delaware limited partnership (each a “WCAS Sub” and together the “WCAS Subs”).
     Prior to completing the transaction, Windstream will contribute the Publishing Business to a newly formed subsidiary (“Holdings”). Holdings will then pay a special dividend to Windstream in an amount equal to Windstream’s tax basis in the Publishing Business (currently estimated to be approximately $30,000,000), issue additional shares of Holdings common stock to Windstream and distribute to Windstream certain debt securities of Holdings having an aggregate principal amount of approximately $250,000,000 less the amount of the special dividend. Windstream expects to exchange the Holdings debt securities for outstanding Windstream debt with an equivalent fair market value and then retire that Windstream debt. Windstream also intends to use the proceeds of the special dividend to retire Windstream debt or repurchase Windstream equity. Following the completion of these transactions, Windstream will exchange all of the outstanding equity of Holdings (the “Holdings Shares”) for an aggregate of 19,574,422 shares of Windstream common stock (the “Exchanged WIN Shares”), which will then be retired.
     The total value of the transaction is approximately $525,000,000. The transaction will result in the repurchase of at least 19,574,422 shares of Windstream common stock, with a value of approximately $275,000,000 based on the average closing price of Windstream common stock over the five trading day period ended December 8, 2006. In addition, the transaction is expected to result in the retirement of at least $220,000,000 of outstanding Windstream debt.
     In order to comply with the covenants in Windstream’s debt instruments, subject to the terms and conditions of the Share Exchange Agreement, Windstream will exchange 80% of the Holdings Shares for 80% of the Exchanged WIN Shares in a first-step closing that is expected to occur during the second quarter of 2007. The remaining Holdings Shares held by Windstream will be exchanged for the remaining Exchanged WIN Shares in a second-step closing that is expected to occur during the fourth quarter of 2007. The first-step closing is subject to customary conditions, including (i) expiration of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (ii) the parties having received certain private letter rulings from the IRS with respect to the tax treatment of the transactions, (iii) the receipt of customary solvency and surplus opinions by the Boards of Directors of Windstream and Holdings, and (iv) the consummation of the related restructuring transactions, the contribution of the Publishing Business to Holdings and the exchange of Holdings debt for outstanding Windstream debt. The second-step closing is conditioned only on the absence of any injunction, but will not occur until Windstream is able to exchange the remaining shares in compliance with the terms of its debt instruments.
     The Share Exchange Agreement provides for a customary working capital adjustment pursuant to which the parties will make cash payments to each other to the extent that the working capital of the Publishing Business is less than or greater than a specified target working capital amount at the time of the first-step closing. The Share Exchange Agreement contains customary representations, warranties and covenants and may be terminated if, among other things, the transaction has not been completed within twelve months or the IRS private letter rulings are not received. The parties have also agreed to customary indemnification for breaches of representations, warranties, covenants and other matters.
     In connection with the consummation of the transactions contemplated by the Share Exchange Agreement, the parties and their affiliates will enter into certain related Ancillary Agreements, including a Publishing Agreement, a Billing and Collection Agreement and a Tax Sharing Agreement. Pursuant to the Publishing Agreement, Windstream will grant Windstream Yellow Pages, Inc., the Windstream subsidiary that currently operates the Publishing Business, an exclusive license to publish Windstream directories and Windstream Yellow Pages will, at no charge to Windstream or its affiliates or subscribers, publish directories with respect to each Windstream service area in which Windstream or its affiliates are required to publish such directories by applicable law, tariff or contract. Subject to the termination provisions in the agreement, the Publishing Agreement will remain in effect for a term of fifty years. Pursuant to the Billing and Collection Agreement, Windstream will bill and collect amounts due to Windstream Yellow Pages from end users within Windstream’s service areas and remit payment to Windstream Yellow Pages, less certain allowances for bad debt and Windstream’s fees for its billing services. The Billing and Collection Agreement will continue in effect for a period of three years and will be automatically extended for an additional two-year period unless Windstream Yellow Pages gives timely notice of termination; provided that the parties will renegotiate applicable pricing during the renewal period if requested by Windstream. Pursuant to the Tax Sharing Agreement, Windstream, Holdings and the WCAS Subs have agreed to allocate responsibility for (i) filing tax returns and preparing other tax-related information and (ii) the liability for payment and the benefit of any refund or other recovery of taxes. Pursuant to the terms of the Tax Sharing Agreement, the parties also will indemnify each other for certain liabilities related to taxes.
     A copy of the Share Exchange Agreement is filed as Exhibit 10.1 hereto and incorporated by reference herein. The foregoing summary is qualified by reference to the full text of the Share Exchange Agreement.
ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     (b) In connection with the execution of the Share Exchange Agreement, Anthony J. deNicola has agreed to resign from the Windstream Board of Directors prior to the next regular Board meeting scheduled for February 2007. In addition, effective December 12, 2006, the Windstream Board of Directors appointed Samuel E. Beall, III to replace Mr. deNicola as a member of the Compensation Committee of the Windstream Board of Directors and designated William A. Montgomery to replace Mr. deNicola as chair of the Compensation Committee.
Forward Looking Statements
     This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to uncertainties that could cause actual future events and results of Windstream, Holdings or any of their respective affiliates to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated above include, among others: adverse changes in economic conditions in the markets served by Windstream, Holdings and their affiliates; the extent, timing, and overall effects of competition in the communications business and/or directory publishing business; material changes in the communications industry and/or directory publishing industry generally that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; changes in communications technology; the risks associated with the separation of the directory publishing business; failure to realize expected benefits as a result of the transactions described above; adverse changes in the terms and conditions of agreements of Windstream, Holdings and their affiliates; the potential for adverse changes in the ratings given to any such party’s debt securities by nationally accredited ratings organizations; the availability and cost of financing in the corporate debt markets; the uncertainties related to Windstream’s strategic investments; the effects of work stoppages; the effects of litigation, including any litigation with respect to the transactions contemplated by the Share Exchange Agreement; and the effects of federal and state legislation, rules, and regulations governing the communications industry and/or directory publishing industry. In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements included in this Current Report on Form 8-K should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in Windstream’s filings with the Securities and Exchange Commission at www.sec.gov.
ITEM 9.01. Financial Statements and Exhibits.
(d) Exhibits.
See Exhibit Index.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WINDSTREAM CORPORATION
By:	/s/ John P. Fletcher
John P. Fletcher
Executive Vice President and General Counsel

Dated: December 15, 2006

EXHIBIT INDEX

Exhibit Number	Description
10.1
Share Exchange Agreement, dated as of December 12, 2006, by and among Windstream Corporation, Welsh, Carson, Anderson & Stowe VIII, L.P., a Delaware limited partnership, Welsh, Carson, Anderson & Stowe IX, L.P., a Delaware limited partnership, WCAS Capital Partners III, L.P., a Delaware limited partnership, Regatta Holding I, L.P., a Delaware limited partnership, Regatta Holding II, L.P., a Delaware limited partnership, and Regatta Holding III, L.P., a Delaware limited partnership.